EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 23, 1999 included in Equinox Systems Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement on Form S-8.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  June 21, 1999.